               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported:  January 12, 1995


                    NEW ENGLAND POWER COMPANY

       (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
0-1229
(Commission
File No.)
04-1663070
(I.R.S. Employer
Identification No.)

       25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events



     As previously reported, New England Power Company (NEP) filed a wholesale rate settlement on December 7, 1994, with the
Federal Energy Regulatory Commission (FERC).   The settlement is
subject to FERC approval. The Attorney General of Rhode Island, the Rhode Island Division of Public Utilities and Carriers, the New Hampshire Public Utilities Commission, and the Towns of Groveland and Merrimac, Massachusetts, all signatories to the settlement, as well as the Town of Littleton, New Hampshire filed with FERC to indicate their approval of the settlement. The Massachusetts Department of Public Utilities also filed to intervene and indicated that it did not oppose the settlement. The Attorney General of Massachusetts and Green Mountain Power Corporation intervened without protesting the settlement. The Town of Norwood and Milford Power Limited Partnership (MPLP), together representing less than two percent of NEP's sales, each filed a motion to intervene and protested the proposed settlement. Also as previously reported, MPLP is suing NEP. The filing with FERC by MPLP raised issues similar to claims made in that lawsuit. On January 12, 1995, NEP filed its answer with the FERC requesting that FERC, in accordance with past practice, approve the filed settlement for all signatories and non-contesting parties and customers.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NEW ENGLAND POWER COMPANY


                                     s/Michael E. Jesanis
                                  By
                                  Michael E. Jesanis
                                  Treasurer


Date:  January 19, 1995